 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                    ☑
Filed by a Party other than the Registrant    ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 240.14a-12

TRIO-TECH INTERNATIONAL

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: _____________
(2)	Aggregate number of securities to which transaction applies: _____________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________

(4)	Proposed maximum aggregate value of transaction: _____________
(5)	Total fee paid: _____________

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _____________
(2)	Form, Schedule or Registration Statement No.: _____________
(3)	Filing Party: _____________
(4)	Date Filed: _____________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 9, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Trio-Tech International, a California corporation (the “Company”), will be held at our principal executive offices, located at 16139 Wyandotte Street, Van Nuys, California, on Tuesday, December 9, 2008 at 10:00 A.M., local time, for the following purposes, as set forth in the attached Proxy Statement:

1.  To elect directors to hold office until the next Annual Meeting of Shareholders; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on October 14, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof.

After careful consideration, the Trio-Tech International Board of Directors recommends a vote IN FAVOR OF the nominees for director named in the accompanying proxy statement.

Shareholders are cordially invited to attend the Annual Meeting in person. Whether you plan to attend the Annual Meeting or not, please complete, sign and date the enclosed Proxy Card and return it without delay in the enclosed postage-prepaid envelope. If you do attend the Annual Meeting, you may withdraw your Proxy and vote personally on each matter brought before the meeting.

                                                    By Order of the Board of Directors

A. CHARLES WILSON
Chairman

October 23, 2008
Van Nuys, California

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

THANK YOU FOR ACTING PROMPTLY

-i-

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF
TRIO-TECH INTERNATIONAL, INC.

To Be Held on December 9, 2008

This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy on behalf of the Board of Directors of Trio-Tech International, a California corporation (“Trio-Tech” or the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held at our principal executive offices, located at 16139 Wyandotte Street, Van Nuys, California, at 10:00 a.m., local time, on Tuesday, December 9, 2008, and at any adjournments thereof, for the purposes of electing directors and such other business as may properly come before the Annual Meeting. This Proxy Statement and the enclosed Proxy are intended to be mailed to shareholders on or about November 7, 2008.

Record Date and Voting Securities

The Board of Directors fixed the close of business on October 14, 2008 as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. As of that date, there were 3,226,430 shares of the Company’s common stock (the “Common Stock”) outstanding and entitled to vote, the holders of which are entitled to one vote per share.

Voting Generally

The presence in person or by proxy of holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  Abstentions will be counted for purposes of determining the presence of a quorum.

In the election of directors, a shareholder may cumulate his votes for one or more candidates, but only if each such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination.  If the voting for directors is conducted by cumulative voting, each share will be entitled to a number of votes equal to the number of directors to be elected.  These votes may be cast for a single candidate or may be distributed among two or more candidates in such proportions as the shareholder thinks fit.  The four candidates receiving the highest number of affirmative votes will be elected.  Abstentions will be counted for purposes of determining the presence of a quorum, but against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and will have no legal effect on the vote. Discretionary authority to cumulate votes is solicited hereby.

Revocability of Proxies

Shareholders are requested to date, sign and return the enclosed Proxy to make certain their shares will be voted at the Annual Meeting. Any Proxy given may be revoked by the shareholder at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. All Proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are specified, Proxies will be voted FOR the election of the four nominees for directors named under “Election of Directors.”

TRIO-TECH INFORMATION

Our principal executive offices are located at 16139 Wyandotte Street, Van Nuys, California 91406. The telephone number of our principal offices is (818) 787-7000.

ITEM 1

ELECTION OF DIRECTORS

Information With Respect to Directors

The Board has nominated the persons listed below for election to the Board at the Annual Meeting, to hold office until the next Annual Meeting and until their respective successors are elected and qualified.  There are two vacancies on the Board of Directors.  The Board does not intend to fill the vacancies at this time due to the costs associated therewith. It is intended that the Proxies received, unless otherwise specified, will be voted FOR the four nominees named below, all of whom are incumbent directors of the Company and, with the exception of Mr. Yong, are “independent” as specified in Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). It is not contemplated that any of the nominees will be unable or unwilling to serve as a director but, if that should occur, the persons designated as Proxy holders will vote in accordance with their best judgment. In no event will Proxies be voted for a greater number of persons than the number of nominees named in this Proxy Statement. The following sets forth, as of October 14, 2008, the names of each of the four nominees for election as a director, his principal occupation, age, the year he became a director of the Company, and additional biographical data.

NAME	AGE	PRINCIPAL OCCUPATION
A. Charles Wilson	84	Chairman of the Board of Trio-Tech International
		Chairman of the Board of Ernest Paper Packaging Solutions, Inc.
		Chairman of the Board of Daico Industries, Inc.

S. W. Yong	55	Chief Executive Officer and President of Trio-Tech International

Richard M. Horowitz	68	President of Management Brokers Insurance Agency
		Chairman of the Board of Dial 800, Inc.
Jason T. Adelman	39	Managing Director of Burnham Hill Partners

A. Charles Wilson

Mr. Wilson has served as a Director of Trio-Tech since 1966, and was President and Chief Executive Officer of the Company from 1981 to 1989. In 1989, he was elected Chairman of the Board.  Mr. Wilson is also Chairman of the Board of Ernest Packaging Solutions, Inc. and Chairman of Daico Industries, Inc., as well as an attorney admitted to practice law in California.

Siew Wai Yong

Mr. Yong has been a Director, Chief Executive Officer and President of Trio-Tech since 1990. He joined Trio-Tech International Pte. Ltd. in Singapore in 1976 and was appointed as its Managing Director in August 1980. Mr. Yong holds a Masters Degree in Business Administration, a Graduate Diploma in Marketing Management and a Diploma in Industrial Management.

Richard M. Horowitz

Mr. Horowitz has served as a Director of Trio-Tech since 1990.  He has been President of Management Brokers Insurance Agency since 1974. He also serves as Chairman of Dial 800, Inc., a national telecommunications company.  He is the international chairman of Aish HaTorah. Mr. Horowitz holds a Masters Degree in Business Administration from Pepperdine University.

Jason T. Adelman

Mr. Adelman was elected to the Board of Trio-Tech in April 1997.  Mr. Adelman is the Founder and Managing Member of Burnham Hill Capital Group, LLC, a privately held financial services holding company headquartered in New York City.  Mr. Adelman serves as Senior Managing Director of its wholly owned subsidiary, Burnham Hill Partners, providing investment banking and merchant banking services to small cap private and public companies.  Prior to founding Burnham Hill Capital Group, LLC in 2003, Mr. Adelman served as Managing Director of Investment Banking at H.C. Wainwright and Co., Inc. Mr. Adelman graduated Cum Laude with a BA in Economics from the University of Pennsylvania and earned a JD from Cornell Law School where he served as Editor of the Cornell International Law Journal.

Vote Required for Election

The four persons receiving the highest number of affirmative votes will be elected as directors of the Company.  Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.

CORPORATE GOVERNANCE

Corporate Governance Program

Our Board of Directors has established a written Corporate Governance Program to address significant corporate governance issues that may arise.  It sets forth the responsibilities and qualification standards of the members of the Board of Directors and is intended as a governance framework within which the Board of Directors, assisted by its committees, directs our affairs.

Code of Ethics

The Company has adopted a written code of business conduct and ethics applicable to all officers, management and employees and a separate code of ethics applicable to its principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions.  A copy of the Company's code of business conduct and ethics and code of ethics may be obtained, without charge, upon written request to the Secretary of the Company at 16139 Wyandotte Street, Van Nuys, California 91406.

Certain Relationships and Related Transactions

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between the Company or its subsidiaries and related persons.  Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members.  The Company's code of business conduct and ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors.  The Company's code of business conduct and ethics provides guidance to the Audit Committee for addressing actual or potential conflicts of interests that may arise from transactions and relationships between the Company and its executive officers or directors.  Potential conflicts relating to other personnel must be addressed by the Chief Executive Officer or the Chief Financial Officer.

Compensation Committee Interlocks and Insider Participation

The President of the Compensation Committee, A. Charles Wilson, previously served as an employee officer of the Company from 1981 to 1989.

BOARD MEETINGS AND COMMITTEES

The Board held seven meetings during the fiscal year ended June 30, 2008.  All of the directors attended (in person or by telephone) at least 75% of the meetings of the Board and any committees of the Board on which they served during the fiscal year. Directors are expected to use their best efforts to be present at the Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders held in December 2007.

The Company does not have a standing nominating committee. The entire Board nominates the directors for election at the Annual Meeting.  Because the Company currently has only four Board members, three of whom are “independent” (as defined under the listing standards of the American Stock Exchange upon which the Company’s securities are listed), the Board of Directors does not believe that a separate nominating committee is necessary as any selection of nominees, by virtue of the composition of the current Board, would be by a vote that would be the same as the vote of any separate committee consisting of only the independent directors.  Furthermore, the Board values the input of each of its members and believes that input is important in determining the Board nominees.  At such time, if any, as the Board composition changes, the Company may establish a separate nominating committee.  As a result, the entire Board participates in the consideration of Board nominees and nominates the candidates for election named in this Proxy Statement.

The Board has adopted a resolution addressing the nomination process and related matters. That resolution states, among other things, that the Board believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure.  The resolution further states that the Board will evaluate the performance of its Board members on an annual basis in connection with the nomination process.  The Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including without limitation members of the Board and management of the Company.  The Board may also determine to engage a professional search firm to assist in identifying qualified candidates if the need arises.  The Board has not adopted specific minimum qualifications for a position on the Company’s Board or any specific skills or qualities that the Board believes are necessary for one or more of its members to possess.  However, the Board will consider various factors including without limitation the candidate’s qualifications, the extent to which the membership of the candidate on the Board will promote diversity among the directors, and such other factors as the Board may deem to be relevant at the time and under the then existing facts and circumstances. The Company did not receive any recommendations as to nominees for election of directors for the Annual Meeting of Shareholders to be held on December 9, 2008.

The Board will consider candidates proposed by shareholders of the Company and will evaluate all such candidates upon criteria similar to the criteria used by the Board to evaluate other candidates.  Shareholders desiring to propose a nominee for election to the Board must do so in writing sufficiently in advance of an annual meeting so that the Board has the opportunity to make an appropriate evaluation of such candidate and his or her qualifications and skills and to obtain information necessary for preparing all of the disclosure required to be included in the Company’s proxy statement for the related meeting should such proposed candidate be nominated for election by shareholders.  Shareholder candidate proposals should be sent to the attention of the Secretary of the Company at 16139 Wyandotte Street, Van Nuys, California 91406.

The Board has a standing Compensation Committee, which currently consists of three independent directors, namely Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman. The Compensation Committee determines salary and bonus arrangements.  The Compensation Committee met four times during the past fiscal year.  The Compensation Charter was amended on March 5, 2007 and was included as an appendix to the Proxy Statement relating to the Annual Meeting held in December 2007.

The Board has a separately designed standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The members thereof consist of Messrs. Jason T. Adelman, Richard M. Horowitz and A. Charles Wilson, Chairman.  The Board of Directors has determined that the Audit Committee has at least one financial expert, namely A. Charles Wilson. The Board of Directors has affirmatively determined that Mr. Wilson does not have a material relationship with the Company that would interfere with the exercise of independent judgment and is “independent” as independence is defined in Section 121(A) of the listing standards of the American Stock Exchange. Pursuant to its written charter, which charter was adopted by the Board of Directors, the Audit Committee is charged with, among other responsibilities, selecting our independent public accountants, reviewing our annual audit and meeting with our independent public accountants to review planned audit procedures.  The Audit Committee also reviews with the independent public accountants and management the results of the audit, including any recommendations of the independent public accountants for improvements in accounting procedures and internal controls.  The Audit Committee held four meetings during the fiscal year ended June 30, 2008.  Each of the members of the Audit Committee satisfies the independence standards specified in Section 121(A) of the AMEX listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.  The Audit Committee Charter was amended on October 25, 2005 and was included as an appendix to the Proxy Statement.  A copy of the Audit Committee Charter is included with this Proxy Statement as Appendix A.

DIRECTORS’ COMPENSATION

           On July 16, 2007, in recognition of the contributions from the directors and the fact that our directors’ fees are substantially less than those paid to directors of comparable public companies, the Compensation Committee agreed to increase the Board fees for the non-employee Directors from $12,500 per year, to $16,000 per year, beginning in fiscal year 2008. The Committee also agreed to increase the Chairman’s compensation for services rendered to the Company $12,500 per quarter to $16,000 per quarter.

On February 27, 2008, in view of anticipated reductions in service revenue for fiscal 2008, the Board of Directors voluntarily decreased their compensation to 50% of the compensation agreed to in July 2007. The decrease became effective as of April 1, 2008.

During the fiscal year ended June 30, 2008, Richard M. Horowitz and Jason Adelman, as non-employee directors, received quarterly fees in an amount equal to $4,000 for each of the three quarters in which he attended Board and/or Committee meetings, and a fee of $2,000 for service on the various committees on which he is a member. Mr. Wilson, as a non-employee director, Chairman of the Board, Chair of the Audit Committee and Chairman of the Compensation Committee, received quarterly fees in an amount equal to $16,000 for each the three quarters in which he attended a Board meeting and a fee of $8,000 for service on the various committee meetings of which he is a member. The directors were also reimbursed for out-of-pocket expenses incurred in attending meetings.

Each of our directors is entitled to participate in our 2007 Directors Equity Incentive Plan (the “2007 Directors Plan”), which was approved by the Company’s shareholders on December 3, 2007.  On December 4, 2007, pursuant to the 2007 Directors Plan, each of Messrs. Horowitz and Adelman were granted an option to purchase 10,000 shares of Common Stock at an exercise price of $9.57 per share and each of Messrs. Wilson and Yong were granted an option to purchase 20,000 shares of Common Stock at an exercise price of $9.57 per share.  All options vested immediately upon grant and will terminate five years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2007 Directors Plan.  The exercise price under the options was set at 100% of fair market value (as defined in the 2007 Directors Plan) of the Company’s Common Stock on the date of grant of each such option.

           The Compensation Committee reviewed the average directors’ fees for comparable public companies. The Committee believes that the director fees paid to its directors were substantially less than the fees paid to directors of comparable public companies. Directors’ compensation may be increased based on their total responsibility taken during the year and the profitability of the Company.

The following table contains information on compensation for our non-employee members of our Board of Directors during fiscal 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
A. Charles Wilson (2)	56,000	111,000	167,000
Richard M. Horowitz (3)	14,000	55,500	69,500
Jason T. Adelman (3)	14,000	55,500	69,500

(1)	The option awards are based on the fair value of stock options on the grant date computed in accordance with FAS 123R.
(2)	The total outstanding option awards as of June 30, 2008 were 20,000.
(3)	The total outstanding option awards as of June 30, 2008 were 10,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth, as of October 10, 2008, certain information regarding the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of its Common Stock, (ii) each of the directors of the Company, (iii) each of the Named Executive Officers, and (iv) all executive officers and directors of the Company as a group. To the knowledge of the Company, unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to shares beneficially owned, subject to applicable community property and similar statutes.

Name	Amount of Shares Owned Beneficially (1)		Percent of Class (1)

S. W. Yong (4)	369,068		11.30%
A. Charles Wilson (4)	250,500	(2)	7.67%
Richard M. Horowitz (5)	312,026		9.61%
Victor H. M. Ting (6)	59,802		1.85%
Jason Adelman (5)	20,000		0.62%
H. P. Lim (7)	3,000		0.09%
All Directors and Executive Officers as a group (6 persons)	1,014,396	(2) (8)	30.22%
Daniel Zeff	322,320	(3)	9.99%

(1)
The percentage shown for each individual and for all executive officers and directors as a group is based upon 3,226,430 shares outstanding.  The number of shares indicated and the percentage shown for each individual assumes the exercise of options that are presently exercisable or may become exercisable within 60 days from October 10, 2008 which are held by that individual or by all executive officers and directors as a group, as the case may be.  The address for each of the directors and executive officers above is in care of the Company at 16139 Wyandotte Street, Van Nuys, California 91406.

(2)	The shares are held in a revocable family trust.

(3)
Based on the information provided by Daniel Zeff on October 10, 2008. Mr. Zeff does not directly own any shares of Common Stock, but indirectly owns 322,320 shares of Common Stock in his capacity as the sole manager and member of Zeff Holding Company, LLC, a Delaware liability company, which in turn serves as the general partner for Zeff Capital Partners I, L.P., a Delaware limited partnership. Mr. Zeff also provides discretionary investment management services to Zeff Capital Offshore Fund, a class of shares of Spectrum Galaxy Fund Ltd., a company incorporated in the British Virgin Islands, reporting the power to vote or direct the vote of over 322,320 shares and the power to dispose or direct the disposition of 322,320 shares. The address of Daniel Zeff is c/o Zeff Holding Company, LLC 50 California Street, Suite 1500, San Francisco, CA 94111.

(4)	Includes vested options to purchase an aggregate of 40,000 shares from the Company at exercise prices from $4.81 to $9.57 per share.

(5)	Includes vested options to purchase an aggregate of 20,000 shares from the Company at exercise prices from $4.81 to $9.57 per share.

(6)	Includes vested options to purchase an aggregate of 7,750 shares from the Company at exercise prices from $4.40 to $9.57 per share.

(7)	Includes vested options to purchase an aggregate of 3,000 shares from the Company at exercise prices from $4.81 to $9.57 per share.

(8)	Includes vested options to purchase an aggregate of 130,750 shares from the Company at exercise prices from $4.40 to $9.57 per share.

The Company does not know of any arrangements that may at a subsequent date result in a change of control of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2008 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

The Company’s 1998 Stock Option Plan and Directors’ Stock Option Plan were terminated by the Board of Directors on December 2, 2005.  The Company did not grant any options under either of these two plans in the 2008 fiscal year.

The Company’s 2007 Employee Stock Option Plan (the “2007 Employee Plan”) and 2007 Directors Equity Incentive Plan (the “2007 Directors Plan”) were approved by the Board on September 24, 2007 and the shareholders on December 3, 2007.  The purpose of these two plans is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide them with an incentive to enhance shareholder return.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)
Equity compensation plans approved by shareholders
(1) Company's 1998 Stock Option Plan	12,550	$3.03	-
(2) Directors’ Stock Option Plan	-	-	-
(3) 2007 Employee Stock Option Plan	44,000	$9.57	250,000
(4) 2007 Directors Equity Incentive Plan	60,000	$9.57	140,000
Equity compensation plans not approved by shareholders	-	-	-
Total	116,550	$8.87	390,000

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee

              The Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer, and reviews goals and objectives of other executive officers; establishes the performance criteria (including both long-term and short-term goals) to be considered in light of those goals and objectives; evaluates the performance of the executives; determines and approves the compensation level for the Chief Executive Officer; reviews and approves compensation levels of other key executive officers.

Compensation Objectives

The Company operates in a highly competitive and rapidly changing industry. The key objectives of the Company’s executive compensation programs are to:

•	attract, motivate and retain executives who drive Trio-Tech’s success and industry leadership;
•	provide each executive, from Vice-President to Chief Executive Officer, with a base salary based on the market value of that role, and the individual’s demonstrated ability to perform that role;
•
motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcomes and financial performance.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of the Company’s overall performance and execution of our goals, ideas and objectives.  It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting the Company’s core values and ambitions.  This in turn aligns the interest of our executive officers with the interests of our shareholders, and thus with the interests of the Company.

Determining Executive Compensation

The Compensation Committee reviews and approves the compensation program for executive officers annually after the closing of each fiscal year. Reviewing the compensation program at such time allows the Compensation Committee to consider the overall performance of the past fiscal year and the financial and operating plans for the upcoming fiscal year in determining the compensation program for the upcoming fiscal year.

The Compensation Committee also annually reviews market compensation levels with comparable jobs in the industry to determine whether the total compensation for our officers remains in the targeted median pay range. This assessment includes evaluation of base salary, annual incentive opportunities, and long-term incentives for the key executive officers of the Company. The Company did not hire any compensation consultants in fiscal year 2008.

The Committee’s compensation decisions are based on the Company’s operation performance, the performance and contribution of each individual officer, and the compensation budget and objectives of the Company. The Compensation Committee also considers other factors, such as the experience and potential of the officer and the market compensation level for the similar position.

Role of Executive Officers in Determining Executive Compensation

        The Compensation Committee determines compensation for the Chief Executive Officer, which Is based on different factors, such as level of responsibility and contributions to the performance of the Company. The Chief Executive Officer recommends the compensation for the Company's executive officers (other than the compensation of the Chief Executive Officer) to the Compensation Committee. The Compensation Committee reviews the recommendations made by the Chief Executive Officer and determines the compensation of the Chief Executive Officer and the other executive officers.

Components of Executive Compensation

Historically, the Company’s compensation program had two major components: (1) base annual salary; and (2) potential annual cash incentive awards that were based primarily on financial performance of the Company or its relevant business operating units.

    On July 16, 2007, the Compensation Committee reviewed the components of the compensation program. As the Company is growing larger, the Committee decided to terminate the potential cash incentive awards for the Chief Executive Officer and the Chief Financial Officer for fiscal 2008 and thereafter, which bonuses in the past were based primarily on the Company’s overall performance. However, cash incentive awards for other executives and employees that are based on the Company’s performance and individual contribution are available. Such bonuses will be determined and approved by the Chief Executive Officer. The Committee believes that compared with cash incentive awards, stock options are more flexible and relatively inexpensive to implement. It also has no negative impact on the Company’s cash flow. As the base salary for our executives is lower as compared to similar positions in the industry, the Committee proposed to increase the base salary for the executive officers and restore long-term incentives in the form of stock options. The Committee believes that long-term incentives in the from of stock options can better encourage the executive officers to improve operations and increase profits for the Company through participation in the growth in value of the Company’s Common Stock. On September 24, 2007, the Board approved the 2007 Employee Stock Option Plan and 2007 Directors Equity Incentive Plan. On December 3, 2007, these two plans were approved by the shareholders.

In fiscal year 2008, the Company’s compensation program for its executives consisted of base salary and long-term incentive compensation in the form of stock options.

Base Salary

Base salary for our executive officers was determined utilizing the following factors.:

One factor that was taken into account in determining base salary for our executive officers was the compensation policies of other companies comparable in size to and within substantially the same industry as Trio-Tech. Keeping our executive officers’ salaries in line with the market ensures the Company’s competitiveness in the marketplace in which the Company competes for talent.

The other factor that was taken into account in determining base salary for our executive officers was salaries paid by us to our named executive officers during the immediately preceding year and increases in the cost of living.

In fiscal year 2008, the Compensation Committee terminated the potential cash incentive awards for the Chief Executive Officer and the Chief Financial Officer, which bonuses in the past were based primarily on the Company’s overall performance, and increased their base salary to compensate for the increase in the cost of living, which was based on market data in similarly sized companies or in similar industries.  The Committee believes that compared with cash incentive awards, stock options are more flexible and relatively inexpensive to implement. It also has no negative impact on the Company’s cash flow.

On February 27, 2008, in view of anticipated reductions in service revenue for fiscal 2008, the Chief Executive Officer and Chief Financial Officer voluntarily decreased their base salary to 50% of the base salary agreed to in July 2007. The decrease became effective as of April 1, 2008.

The salary increase in fiscal year 2008 was as follows:

Executives	Base Salary	Percent Increase (1)
S. W. Yong	$451,268	78%
Victor Ting, Vice President and Chief Financial Officer	$224,763	61%
H. P. Lim, Vice President-Testing	$104,845	5%

(1) Percent increase is based on the increase in base salary in the currency of Singapore. The appreciation of Singapore dollars against U.S. dollars is excluded in the calculation.  The fiscal year 2008 base cash compensation for the above named officers of the Company, each of whom who resides in Singapore, was denominated in the currency of Singapore.  The exchange rate therefor was established as of June 30, 2008 and was computed to be 1.44 Singapore dollars to each U.S. dollar.

Singapore executive officers’ base salaries are credited with a compulsory contribution ranging from 0.8% to 5.2% of base salary as required under Singapore’s provident pension fund.

Option Grants

The Compensation Committee views any option grant portion of our executive officer compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis. The objective of these awards is to ensure that the interests of our executives are closely aligned with those of  our  shareholders. These awards provide rewards to our executive officers based upon the creation of incremental shareholder value and the attainment of long-term financial goals. Stock options produce value to our executive officers only if the price of our stock appreciates, thereby directly linking the interests of our executive officers with those of our shareholders.

When granted, stock options are priced at the “fair market value” of the Company’s Common Stock on the grant date. Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to an executive officer’s base salary, to retain and motivate the executive officer. In fiscal 2008, we granted stock options covering 17,000 shares of Common Stock to the following officers pursuant to the 2007 Employee Plan:

Executives	Stock Options Granted
S. W. Yong (1)	20,000
Victor Ting, Vice President and Chief Financial Officer	10,000
H. P. Lim, Vice President-Testing	7,000

(1)	Options were granted pursuant to the 2007 Directors Plan.

The exercise price of these stock options equals the fair market value of the Company’s Common Stock (as defined under the 2007 Employee Plan in conformity with Regulation 409A of the Internal Revenue Code of 1986, as amended) at the date of grant.  These options vest over the period as follows: 25% vesting on the grant date, and the balance vesting in equal installments on the next three succeeding anniversaries of the grant date.  The fair market value of 17,000 shares of the Company’s Common Stock issuable upon exercise of stock options granted was approximately $94,350 based on the fair value of $5.55 per share determined by using the Black Scholes option pricing model. The options granted to S. W. Yong pursuant to the 2007 Directors Plan have five-year contractual terms and are exercisable immediately as of the grant date. The fair market value of 200,000 shares of the Company’s Common Stock issuable upon exercise of stock options granted was approximately $111,000 based on the fair value of $5.55 per share determined by using the Black Scholes option pricing model.

Our current compensation method, which has the element of a base salary and stock options, reflects our objective, which is to motivate executives to create sustained shareholder value by ensuring all executives have an “at risk” component of total compensation that reflects their ability to influence business outcome and financial performance.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for this Annual Meeting of shareholders.

COMPENSATION COMMITTEE
A. Charles Wilson
Jason T. Adelman
Richard M. Horowitz

EXECUTIVE COMPENSATION

Executive Officers

Mr. S. W. Yong serves as the Chief Executive Officer and as a director of the Company.  Biographical information regarding Mr. Yong is set forth under the section entitled “Election of Directors.”

Mr. Victor H. M. Ting, age 55, first joined Trio-Tech as the Financial Controller for the Company’s Singapore subsidiary in 1980.  He was promoted to the level of Business Manager from 1985-1989.  In December 1989 he became the Director of Finance and Sales & Marketing and later, the General Manager of the Singapore subsidiary.  Mr. Ting was elected Vice-President and Chief Financial Officer of Trio-Tech International in November 1992.  Mr. Ting holds a Bachelor of Accountancy Degree and Masters Degree in Business Administration.

Mr. Hwee Poh Lim, age 49, joined Trio-Tech in 1982 and became the Quality Assurance Manager in 1985.  He was promoted to the position of Operations Manager in 1988.  In 1990 he was promoted to Business Manager and was responsible for the Malaysian operations in Penang and Kuala Lumpur.  Mr. Lim became the General Manager of the Company’s Malaysia subsidiary in 1991.  In February 1993, all test facilities in Southeast Asia came under Mr. Lim’s responsibility.  He holds diplomas in Electronics & Communications and Industrial Management and a Masters Degree in Business Administration.  He was elected Corporate Vice-President-Testing in July 1998.

Summary Compensation Table

The following table shows compensation information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended June 30, 2007 and 2008 by our Chief Executive Officer, our Chief Financial Officer, and our one other executive officer who had annual compensation in excess of $100,000 for the fiscal year ended June 30, 2008 and 2007 (the “Named Executive Officers”).  The Company has no other executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($) (6)		All Other Compensation ($)		Total ($)

S. W. Yong (2)	2008	451,268	-	111,000	(7)	29,737	(3)	592,005
President and Chief Executive Officer	2007	235,758	225,278	-		27,185	(10)	488,221

Victor H. M. Ting,	2008	224,763	-	55,500	(8)	15,659	(4)	295,922
Vice President and Chief Financial Officer	2007	129,505	45,056	-		14,034	(11)	188,595

H. P. Lim (1)	2008	104,845	19,625	38,850	(9)	17,703	(5)	181,023
Vice President - Testing	2007	93,270	52,621	-		15,029	(12)	160,920

(1)	The bonuses for H.P. Lim in fiscal year 2008 were based on a certain percentage of net profit before tax for all operations under his responsibility and approved by the Chief Executive Officer.

(2)	The Chief Executive Officer did not receive any fees for services rendered as a director of Trio-Tech International.

(3)
The amount shown in the other compensation column includes total central provident fund contributions of $3,568, life insurance premiums of $9,944, car benefits of $11,850, and director fees of $4,375 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Yong was 0.8% for fiscal 2008. The Company is not the beneficiary of the life insurance for the Chief Executive Officer. The remaining premiums thereunder are approximately $9,944 ($14,312 Singapore dollars, based on the spot exchange rates published by the Federal Reserve on June 30, 2008).

(4)
The amount shown in the other compensation column includes total central provident fund contributions of $3,944, car benefits of $8,396 and director fees of $3,319 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution for Mr. Ting was 1.8% for fiscal 2008.

(5)
The amount shown in the other compensation column includes total central provident fund contributions of $5,444, car benefits of $10,599 and director fees of $1,660 for the service as a director for Trio-Tech Malaysia, which is 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Lim was 5.2% for fiscal 2008.

(6)	The option awards are based on the fair value of stock options on the grant date computed in accordance with FAS 123R.

(7)	Stock options covering 20,000 shares of Common Stock were granted pursuant to the 2007 Directors Plan.

(8)	Stock options covering 10,000 shares of Common Stock were granted pursuant to the 2007 Employee Plan.

(9)	Stock options covering 7,000 shares of Common Stock were granted pursuant to the 2007 Employee Plan.

(10)
The amount shown in the other compensation column includes the total of central provident fund contributions of $3,139, life insurance premiums of $9,373, car benefits of $10,519, and director fees of $4,154 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Yong was 1.3% for fiscal 2007. The Company is not the beneficiary of the life insurance for the Chief Executive Officer. The remaining premiums thereunder are approximately $9,485 ($14,512 Singapore dollars, based on the spot exchange rates published by the Federal Reserve on June 30, 2007).

(11)
The amount shown in the other compensation column includes the total of central provident fund contributions of $3,139, car benefits of $7,744 and director fees of $3,151 for the service as a director for Trio-Tech Malaysia and Trio-Tech Kuala Lumpur, which are 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution for Mr. Ting was 2.4% for fiscal 2007.

(12)
The amount shown in the other compensation column includes the total of central provident fund contributions of $4,534, car benefits of $8,919 and director fees of $1,576 for the service as a director for Trio-Tech Malaysia, which is 55% owned by the Company. Singapore officers are credited with a compulsory contribution to their central provident fund at a certain percentage of their base salaries in accordance with Singapore law, except for bonuses in this context. The compulsory contribution with respect to Mr. Lim was 4.9% for fiscal 2007.

Options Grants in Fiscal Year 2008

The following tables contain certain information regarding certain options granted to the Named Executive Officers pursuant to, in the case of Mr. Yong, the 2007 Directors Plan, and the other Named Executive Officers,  the 2007 Employee Plan, during the fiscal year ended June 30, 2008.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Number of Securities Underlying Options Granted	Exercise Price($/sh)	Expiration Date	Grant Date Fair Value of Stock Option Awards (1)

S. W. Yong	12/4/2007	20,000	$9.57	12/04/12	$111,000
Victor H. M. Ting	12/4/2007	10,000	$9.57	12/04/12	$55,500
H. P. Lim	12/4/2007	7,000	$9.57	12/04/12	$38,850

(1)	The fair value of stock option awards are computed in accordance with FAS 123R.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning shares of our Common Stock covered by exercisable and unexercisable options held by the Named Executive Officers on June 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price
Name	Exercisable		Unexercisable	($)	Option Expiration Date
S. W. Yong	20,000	(1)	-	$9.57	12/4/2012
Victor H. M. Ting	2,750	(2)	-	$4.40	7/1/2009
	2,500	(3)	7,500	$9.57	12/4/2012
H. P. Lim	1,750	(3)	5,250	$9.57	12/4/2012

(1)	Stock Options granted on December 4, 2007 pursuant to the 2007 Directors Plan that were fully vested immediately.

(2)	Stock Options granted on July 1, 2004 that were fully vested on July 1, 2007 (one-fourth of the grant vested every year beginning on July 1, 2004).

(3)	Stock Options granted on December 4, 2007 that will be fully vested on July 1, 2010 (one-fourth of the grant vested every year beginning on December 4, 2007).

Option Exercises and Stock Vested

There were no exercises of stock options by the Named Executive Officers during fiscal year 2008.  The following table reflects for each of the Named Executive Officers the number of shares of Common Stock subject to outstanding stock options that have vested.

OPTION AWARD

Name and Principal Position	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
S. W. Yong	20,000	$191,400
Victor H. M. Ting	2,500	$23,925
H. P. Lim	1,750	$16,748

The “value realized” is determined by multiplying the per share market value as of the date of vesting by the number of those shares that had become vested on that date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended June 30, 2008, except for two Form 4s filed late for a director of the Company, Richard M. Horowitz, each of which late filing reported one transaction.

REPORT OF THE AUDIT COMMITTEE

During the fiscal year ended June 30, 2008, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended June 30, 2008, and the independent auditor’s report on those financial statements, with the Company’s management and independent auditor. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has discussed with BDO Raffles (BDO) the matters required to be discussed with the Audit Committee by AICPA Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Audit Committee’s review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. The Audit Committee has evaluated BDO’s qualifications, performance, and independence, including that of the lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent audit firm. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. The Company’s pre-approval policy is more fully described in this proxy statement under the caption “Policy for pre-approval of audit and non-audit services.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of BDO. In addition, BDO has provided the Audit Committee with the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has engaged in dialogue with BDO regarding their independence.

Based on the above-described review, written disclosures, letter and discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements for the fiscal year ended June 30, 2008 be included in the Company’s Annual Report on Form 10-K.

Dated October 23, 2008

THE AUDIT COMMITTEE
A. Charles Wilson, Chairman
Jason T. Adelman
Richard M. Horowitz

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 11, 2008, BDO Seidman, LLP (“BDO”) was reappointed as the principal accountant to audit the Company’s financial statements, and has audited such statements for each of the fiscal years ended June 30, 2008 and June 30, 2007.  A representative of BDO is expected to be present at the Annual Meeting and will have an opportunity to make statements and respond to appropriate questions.

The Audit Committee has selected BDO as the independent registered public accounting firm for the fiscal year ending June 30, 2009.

The following table shows the fees that we paid or accrued for audit and other services provided by BDO Seidman and LLP and Ernst & Young LLP for fiscal years 2008 and 2007. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2008	2007
Audit Fees	$274,248	$204,000
Audit-Related Fees	3,868	-
Tax Fees	49,227	37,591
All Other Fees	-	-
	$327,343	$241,591

Audit Fees

The amounts set forth opposite “Audit Fees” above reflect the aggregate fees billed by BDO or to be billed for professional services rendered for the audit of the Company’s fiscal 2008 and fiscal 2007 annual financial statements and for the review of the financial statements included in the Company’s quarterly reports during such periods. The audit fees for fiscal year 2008 include $5,000 paid to BDO for the consent to the incorporation by reference of their audit report dated September 17, 2007, which is included in the Annual Report on Form 10-K of Trio-Tech International in the Company’s Registration Statement on Form S-8 pertaining to the “2007 Employee Stock Option Plan and 2007 Directors Equity Incentive Plan.”

Audit- Related Fees

The amounts set forth opposite “Audit-Related Fees” above reflect the aggregate fee billed by certain Chinese Certified Public Accountants for the local statutory audit of the financial statements of our China operations in fiscal year 2008.

Tax Fees

The amounts set forth opposite “Tax Fees” above reflect the aggregate fees billed for fiscal 2008 and fiscal 2007 for professional services rendered for tax compliance and return preparation. The compliance and return preparation services consisted of the preparation of original and amended tax returns and support during the income tax audit or inquiries.

All Other Fees

No fees were paid to BDO in either of the last two fiscal years for products or services rendered in such years, other than those described above.

     The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent accountants are permitted to perform for us under applicable federal securities regulations. The Audit Committee’s policy utilizes an annual review and general pre-approval of certain categories of specified services that may be provided by the independent accountant, up to pre-determined fee levels. Any proposed services not qualifying as a pre-approved specified service, and pre-approved services exceeding the pre-determined fee levels, require further specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services proposed to be performed by the independent accountants. Since June 30, 2004, all services provided by BDO required pre-approval by the Audit Committee. The policy has not been waived in any instance.

ADDITIONAL MEETING INFORMATION

Shareholder Proposals

Shareholders who wish to present proposals at the Annual Meeting to be held following the end of the fiscal year ended June 30, 2009 should submit their proposals in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.  Proposals must be received no later than July 9, 2009 for inclusion in next year’s Proxy Statement and Proxy Card.  If a shareholder intends to present a proposal at the next Annual Meeting but does not seek inclusion of that proposal in the proxy statement for that meeting, the holders of proxies for that meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not have notice of the proposal by September 22, 2009.

Proxy Solicitation

The cost of soliciting the enclosed form of Proxy will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Directors, officers and regular employees of the Company may, for no additional compensation, also solicit proxies personally or by telephone, electronic transmission, telegram or special letter.

Annual Report

The Company’s Annual Report to Shareholders for the year ended June 30, 2008 is being mailed with this proxy statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

Upon the written request of any shareholder, the Company will provide, without charge, a copy of the Company’s Annual Report on Form 10-K filed with the Commission for the year ended June 30, 2008.  This request should be directed to the Corporate Secretary, Trio-Tech International, 16139 Wyandotte St., Van Nuys, CA 91406.

OTHER MATTERS

The shareholders and any other persons who would like to communicate with the Board, can access the website www.triotech.com and fill in the contact form for any enquiries or information. The form will be sent directly to the Secretary and the communications for specified individual directors of the Board will be given to them personally by the Secretary. In addition, the contact number is listed on the website and the messages will be passed to the Board accordingly.

At this time, the Board knows of no other business that will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as Proxy holders will vote on them in accordance with their best judgment.

By Order of the Board of Directors

A. CHARLES WILSON
Chairman

0

TRIO-TECH INTERNATIONAL

Proxy Solicited on Behalf of the Board of Directors of the Company
for Annual Meeting of Shareholders on December 9, 2008

The undersigned hereby appoints S. W. Yong and A. Charles Wilson or either of them as his/her true and lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders of Trio-Tech International to be held at our principal executive offices at 16139 Wyandotte Street, Van Nuys, California on Tuesday, December 9, 2008 at 10:00 A.M., local time, and at any adjournments thereof, and to vote all shares that he/she is entitled to vote thereat, on all matters coming before said meeting. The undersigned directs that his/her proxy be voted as follows:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

TRIO-TECH INTERNATIONAL

December 9, 2008

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20400000000000000000 4 120908

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jason T. Adelman
- ○ Richard M. Horowitz
- ○ A. Charles Wilson
- ○ S.W. Yong

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTORS LISTED IN ITEM 1.

PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix A

TRIO-TECH INTERNATIONAL AUDIT COMMITTEE CHARTER

One committee of the board of directors will be known as the audit committee.  Only independent directors will serve on the audit committee.  An independent director is free of any relationship that could influence his or her judgment as a committee member.  An independent director may not be associated with a major vendor to, or customer of, the company.  When there is some doubt about independence, as when a member of the committee has short-term consulting contract with a major customer, the director should excuse himself from any decisions that might be influenced by that relationship.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

•	General responsibilities

1.	The audit committee provides open avenues of communication among the internal auditors, the independent accountant and the board of directors.

2.	The audit committee must report committee actions to the full board of directors and may make appropriate recommendations.

3.
The audit committee has the power to conduct or authorize investigations into matters within the committee’s scope of responsibilities.  The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

4.	The committee will meet at least four times each year, more frequently if circumstances make that preferable.

5.
The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need.   An audit committee member should not vote on any matter in which he or she is not independent.  The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

6.	The committee will do whatever else the law, the company’s charter or bylaws or the board of directors require.

•	Responsibilities for engaging independent accountants and appointing the internal auditor

1.
The audit committee will select the independent accountants for company audits.  The committee’s selection is subject to approval by the full board of directors.  The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

2.	The audit committee will review and have veto power over the appointment, replacement, reassignment or dismissal of the director of internal audit.

3.
The audit committee will confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

4.
The audit committee will consider, in consultation with the independent  accountant and the director of internal auditing, the audit  scope and procedural plans made by the internal auditors and the independent accountant.

5.
The audit committee will listen to management and the primary   independent auditor if either thinks there might be a need to engage additional auditors.  The audit committee will decide whether to engage an additional firm and, if so, which one.

6.
The audit committee will make sure that the director of internal auditing and the independent accountant coordinate the internal and external audits.  The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

•	Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements

1.
The audit committee will ascertain that the independent accountantviews the board of directors as its client, that it will be available tothe full board of directors at least annually and that it will provide the committee the committee with a timely analysis of significant financial reporting issues.

2.	The audit committee will ask management, the director of internal auditing and the independent accountant about significant risks and exposures and will assess management’s steps to minimize them.

3.	The audit committee will review the following with the independent accountant and the director of internal auditing:

a.	The adequacy of the company’s internal controls, including computerized information system controls and security.

b.	Any significant findings and recommendations made by the independent accountant or internal auditing, together with management’s responses to them.

4.	Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountant.

a.	The company’s annual financial statements and related footnotes.

b.	The independent accountant’s audit of and report on the financial statements.

c.
The auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

5.	The audit committee will consider and review with management and the director of Internal auditing.

a.	Any significant findings during the year and management’s responses to them.

b.	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

c.	Any changes to the planned scope of management’s internal audit plan that the committee thinks advisable.

d.	The internal auditing department’s charter.

e.	Whether the internal auditing department has complied with the Institute of Internal Auditing’s Standards for the Professional Practice of Internal Auditing.

6.	The audit committee will review annual filings with the SEC and other published documents containing the company’s financial statements.

7.
The audit committee will review the interim financial reports with management, the independent accountant and the director of internal auditing before those interim reports are released to the public or filed with the SEC or other regulators.

8.	The audit committee will prepare a letter for inclusion in the annual report that describes the committee’s composition and responsibilities and how the responsibilities were fulfilled.

•	Periodic responsibilities

1.	Review and update the committee’s charter annually.

2.
Review policies and procedures covering officers’ expense accounts and perquisites including their use of corporate assets, and consider the results of any review of those areas by the internal auditor or the independent accountant.

3.	Review, with the director of internal auditing and the independent accountant, the results of their examination of compliance with the company’s code of conduct.

4.	Review legal and regulatory matters that may have a material effect on the organization’s financial statements, compliance policies and programs and reports from regulators.

5.
Meet with the director of internal auditing, the independent accountant and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.